Exhibit 10.3

DISCOUNT FACTORING AGREEMENT

BETWEEN

CAPSTONE BUSINESS CREDIT, LLC,
AS THE FACTOR

AND

Tulare Frozen Foods, LLC
AS THE COMPANY

DISCOUNT FACTORING AGREEMENT

THIS DISCOUNT FACTORING AGREEMENT (this “Agreement”), made and executed this 9th day of January 2008, by and between Tulare Frozen Foods, LLC (the “Company”), and CAPSTONE BUSINESS CREDIT, LLC (the “Factor”).

1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

“Accounts” shall have the meaning ascribed to such term in the Code.

“Accounts Receivable” shall have the meaning set forth in Section 2 of this Agreement.

“Accounts Receivable Account” shall have the meaning ascribed to such term in Section 3.

“Anniversary Date” means the last day of the twelfth (12th) month following the date of this Agreement and the same day in each year thereafter.

“Chattel Paper” shall have the meaning ascribed to such term in the Code.

“Clearance Days” means three business days.

“Closed” means an Account Receivable that is either (a) paid in full by the Customer obligated on such Account Receivable, or (b) repurchased in cash by the Company.

“Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Collateral” shall have the meaning set forth in Section 7 of this Agreement.

“Company Risk Accounts Receivable” shall have the meaning set forth in Section 3 of this Agreement.

“Credit Risk” shall have the meaning set forth in Section 3.

“Credit Decisions Report” shall have the meaning ascribed to such term in Section 3.

“Customer” means the purchaser of goods or services from Company and who is obligated on an Account, Instrument, Document, Chattel Paper or General Intangible initially owing to such Company.

“Customer Position Account” shall have the meaning ascribed to such term in Section 3.

“Customer Surcharge Letter Agreement” shall have the meaning set forth in Section 3.3.

“Documents” shall have the meaning ascribed to such term in the Code.

“Event of Default” shall have the meaning set forth in Section 19 of this Agreement.

“Factor Risk Accounts Receivable” shall have the meaning set forth in Section 3 of this Agreement.

“Factored Accounts” means all Accounts, Instruments, Documents, Chattel Paper and General Intangibles which are (a) initially owing to Company by a Customer, and (b) subsequently purchased by Factor from Company pursuant to this Agreement.  Factored Accounts shall include all returned or repossessed goods arising out of or relating to the sale or other disposition of goods giving rise thereto, all proceeds thereof and the merchandise represented thereby, and all invoices and other records evidencing or pertaining to the Factored Accounts.

“Factoring Agreement” means an agreement between Company providing for the purchase by Factor from Company of Accounts owing to Company by its Customers.

“Factoring Documents” means this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Funds-In-Use Account” shall have the meaning ascribed to such term in Section 3.

“General Intangibles” shall have the meaning ascribed to such term in the Code.

“Initial Commissions” shall have the meaning ascribed to such term in Section 13.

“Instruments” shall have the meaning ascribed to such term in the Code.

“Lender” means Capstone Capital Group I, LLC.

“Letter of Acceptance” shall have the meaning ascribed to such term in Section 4.

 “Misdirected Payment Fee” shall be fifteen percent (15%) of the amount of any payment on account of a Factored Account which has been received by Company and not delivered in kind to Factor on the next business day following the date of receipt by Company.

“Missing Notation Fee” shall be 15% of the face amount of each invoice.

“Obligations” means all obligations, liabilities and indebtedness of Company to Factor, now existing or hereafter incurred, direct or indirect, absolute or contingent, whether created under this Agreement, any supplement hereto or any other agreement between Company and Factor or otherwise, including without limitation, obligations owed by Company to others which Factor obtains by assignment.

“Person” means an individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Purchase Price” shall have the meaning set forth in Section 4 of this Agreement.

“Refactor” shall have the meaning ascribed to such term in Section 14.

“Refactoring Agreements” shall have the meaning ascribed to such term in Section 14.

“Reports” shall have the meaning ascribed to such term in Section 3.

“Required Reserve Amount” means the Reserve Percentage multiplied by the unpaid balance of Accounts Receivable.

“Reserve Account” shall have the meaning set forth in Section 5 of this Agreement.

“Reserve Percentage” means 20%.

“Reserve Shortfall” means the amount by which the Reserve Account is less than the Required Reserve Amount.

”Statement of Account” shall have the meaning ascribed to such term in Section 3.

“Solvent” means that Company (i) owns property whose fair saleable value is greater than the amount required to pay all of its indebtedness (including contingent debts), (ii) is able to pay all of its indebtedness as such indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is engaged.

2.           Appointment. The purpose of this Agreement is to set forth the terms and conditions under which Factor will purchase from Company the "Accounts Receivable" (as hereinafter defined).  Factor will, from time to time, purchase accounts, receivables and other forms of obligations and rights to payments owing to Company from their Customers for goods sold or services rendered. Company hereby appoints Factor as its sole factor with respect to all sales of its merchandise or rendition of services to Customers and hereby offers to sell and assign only to Factor, as absolute owner, all Accounts Receivables arising out of such sales or services, including all such sales or services arising under any trade names or through any division or selling agent. “Accounts Receivable” shall mean and include Accounts, contract rights, Instruments, Documents, Chattel Paper, General Intangibles, returned or repossessed goods arising out of or relating to the sale or other disposition of goods by Company at any time or from time to time, all proceeds thereof and merchandise represented thereby.  The assignment of Accounts Receivable to Factor shall vest in Factor all of Company’s rights, securities, guaranties and liens with respect to each Account Receivable, including all rights of stoppage in transit, replevin, reclamation, and all claims of lien filed by Company or held by Company on personal property, and all rights and interest in the merchandise sold, and all of Company’s defenses and rights of offset with respect to any payments received by Factor on Accounts Receivable, but Factor shall not be obligated to, and shall not be liable for, exercising or refusing to exercise any rights granted to Factor hereby.

3.           Purchase of Accounts Receivable.  Factor agrees to purchase from Company at the office of Factor all Accounts Receivable first approved by Factor in writing as to credit risk and terms of sale (each such approved Account Receivable being herein called a “Factor Risk Account Receivable”).  Factor shall assume the Credit Risk on each Account Receivable with respect to which the shipment of goods or rendition of services represented thereby has been credit approved by Factor, subject to all terms and conditions set forth in the Customer Surcharge Letter Agreement. (“Credit Risk” shall be defined herein as Customer’s failure to pay an invoice in full when due at its longest due date solely because of its financial inability to do so). All orders from Customers including the amount and terms of each proposed sale or service to such Customers shall be submitted in advance of purchase or rendition  of service to Factor for prior written approval, which may be granted or withheld at Factor’s sole discretion. Company may not, without Factor’s prior written consent, change the amount, terms, shipping or delivery dates with respect to any shipment of goods or rendition of services, or any invoice relating thereto, which is approved by Factor as to credit, or grant any other indulgence with respect thereto. Factor’s approval is subject to withdrawal either orally or in writing at any time prior to delivery of merchandise or rendition of services, and shall be deemed no longer effective in any event if Company’s delivery of merchandise or rendition of services is made more than thirty (30) days beyond the date specified for such delivery or rendition in the terms of sales submitted to Factor for its approval, or more than thirty (30) days from the date of Factor’s approval if no delivery or rendition date has been specified.  Submission of orders for Factor’s prior written approval shall not be required with regard to a sale made by Company in compliance with any Customer credit line which may from time to time be issued to Company by Factor in its sole discretion, provided that shipments are made prior to the expiration date of the credit line approval.  Any Customer credit line issued by Factor may be amended or withdrawn by Factor in whole or in part at any time and for any reason without advance notice.  The amount of all Accounts Receivable of each Customer as to which Factor shall have approved a Customer credit line shall, in the order in which they have arisen, be treated as Factor Risk Accounts Receivable up to the limit of the Customer credit line in effect from time to time.  Upon the receipt of any payment in collected funds from or issuance of credit to a Customer with respect to a Factor Risk Account Receivable, the Accounts Receivable of such Customer in excess of the Customer credit line shall, to the extent of such payment or credit and in the order in which they have arisen, be treated as Factor Risk Accounts Receivable, unless prior to such payment or credit Factor shall have withdrawn the credit line approval.  Factor’s withholding or withdrawing of a Customer order approval or credit line approval shall at all times be in Factor’s sole discretion, and Factor’s actions with regard thereto shall not render Factor liable to Company in any respect for damages or otherwise.  Subject to Company’s warranties and representations herein contained, Factor will assume the credit loss on each Factor Risk Account Receivable specifically assigned to Factor hereunder within twenty-one (21) days from the earlier of its invoice date or shipping date if the Customer, after receiving and accepting delivery of goods or services, fails to pay in full such Factor Risk Account Receivable on its longest maturity solely because of its financial inability to pay.  If, however, such failure to pay is due in whole or in part to any other cause, Factor shall not be responsible and shall have full recourse to Company.  Factor at its option may purchase Accounts Receivable not approved as to credit risk or terms of sale (each such Account Receivable not approved by Factor being herein called a “Company Risk Account Receivable”), but each purchase of a Company Risk Account Receivable shall be with full recourse to Company and Company agrees to pay Factor on demand for each Company Risk Account Receivable.

3.1           Factor’s purchase of Accounts Receivable shall be reflected on the a statement sent to Company (a “Statement of Account”), which statements shall also reflect any credits and discounts made available to the Customers (whether or not taken) and anticipation earned by the Customers.  The amount of any trade or cash discounts offered or made available to a Customer which is not taken by such Customer, and which is received by Factor, will be credited to Company’s account at the end of each month, provided that in consideration thereof Company hereby agrees to indemnify Factor and to defend us and hold

Factor harmless from and against, and to immediately pay to Factor upon demand, the amount of any and all claims, demands, losses, liabilities and expenses (including, without limitation, reasonable attorneys fees) asserted against or incurred by Factor arising out of or in connection with any such discounts.  Such indemnity shall survive termination of this Agreement.  After the end of each month, Factor shall send to Company one or more reports showing the accounting for sales, charges, advances and other transactions between Factor and Company during that month (the “Reports”).  The Reports sent to Company each month will include, among other things, a Statement of Account reflecting transactions in an accounts receivable account (the “Accounts Receivable Account”), a  customer position account (the “Customer Position Account”) and a funds-in-use account (the “Funds-In-Use Account”), which accounts shall be established on Factor’s books in Company’s name.  All financial transactions between Factor and Company will be reflected on these monthly Reports.  The monthly Reports shall be deemed correct and binding upon Company and shall constitute an account stated between Company and Factor, unless Factor receives a written statement of Company’s exceptions within thirty (30) days after the date the same are mailed to Company.

3.2           Company will not furnish to Customers all or any part of the Reports or of any other report or accounting furnished by Factor to Company, nor will Factor, in any way, directly or indirectly, explicitly or by implication, indicate to Customers, or to any other party, that Factor is, or may be, liable or accountable for the Accounts Receivable or the proceeds thereof.  It is expressly understood that Factor is to incur no liability or responsibility whatsoever to Customers and that Factor is to be accountable solely to Company for all Accounts Receivable and the proceeds thereof, and that Factor is not a party to any agreement which Company may have with Customers with respect to the Accounts Receivable or the proceeds thereof.  Neither Company nor Customers shall use Factor’s name in any advertising, promotional material or any other publications whereby third parties would be advised of Factor’s factoring arrangements with Company.  Company hereby agrees to indemnify and hold Factor harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Factor (including reasonable attorneys fees and expenses) as the result of Client’s failure to observe, perform or discharge any of its obligations or duties hereunder now or hereafter in effect with any of Customers.  In addition, Company shall defend Factor against and save Factor harmless from the actions, demands or claims of any person, including without limitation any Customers, with respect to any of the Accounts Receivable or any of the other Collateral, except any such actions, demands or claims directly arising from Factor’s willful misconduct or gross negligence.

3.3           Factor shall have no liability whatsoever to Company or to any person or firm for not credit approving, or for withholding or withdrawing credit approval of, any order. In the event that Factor declines to credit approve an order and, in connection therewith, furnish any information to Company regarding the credit standing of the Customer in explanation of Factor’s decision, such information shall be privileged and confidential and shall not be given by Company to the Customer or any third party; however, Company may advise such party that any questions relating thereto may be directed to Factor. To indicate decisions by Factor, Factor shall send Company a computer generated report regarding credit decision (a “Credit Decisions Report”). The Credit Decisions Report shall constitute the official record of Factor’s written credit approvals. In addition, Factor and Company shall execute a Customer Surcharge Letter Agreement, in substantially the form attached hereto as Exhibit D, setting forth certain terms and conditions of Factor’s credit decisions (“Customer Surcharge Letter”).

4.           Purchase Price.  The purchase price of each Account Receivable (the “Purchase Price”) is the gross amount of the Account Receivable, less factoring fees or commissions relating thereto, trade and cash discounts allowable to the customers and credits and allowances.  The Purchase Price shall be remitted to the Company upon acceptance by Factor of the assignment of the Accounts Receivables provided at that time Factor has received a Letter of Acceptance substantially in the form of Exhibit C annexed (“Letter of Acceptance”) hereto or such other evidence acceptable to Factor, in its sole discretion, that the Customer has received and accepted the merchandise and that the Customer will assert no defenses, claims or offsets in excess of ten (10%) percent of the invoice amount. After purchase of an Account Receivable by Factor, a discount, credit, unidentifiable payment or allowance may be claimed solely by the Customer, and if not so claimed, such discount, credit, payment or allowance shall be the property of Factor.

5.           Company Reserve Account.  Factor shall establish on its books in Company’s name a reserve account (the “Reserve Account”) which Factor shall credit with the Purchase Price of all Accounts Receivable purchased by Factor from Company and which Factor shall debit with all disbursements of funds made to Company or on its behalf, as well as all credits, discounts to Company’s Customers, anticipations earned by Company’s Customers, factoring charges, interest, bank wire transfer and other fees and any other amounts chargeable to Company under this Agreement or any supplement hereto or any other agreement between Company and Factor.  Factor shall furnish Company with advices of all credits and debits to the Reserve Account.  Factor will render to Company on a monthly basis a statement of its Reserve Account.  Each statement of account will be considered correct and binding on Company, absent manifest error, unless Company objects in writing, by certified mail, return receipt requested, to Factor within thirty (30) days of the date of such statement of account, setting forth each and every specific exception by Company to such statement.  Each statement of account shall be deemed delivered when e-mailed or  when mailed through the United States postal service, three days after the date of such statement.  Each statement shall be dated within 10 days of the 1st day of each month, and Company will be deemed to have received such statement unless it claims non-receipt in writing by certified mail, return receipt requested, by the twenty-fifth day of such month.

6.           Warranties and Representations.  Company warrants and represents that each Account Receivable sold and assigned to Factor hereunder:  (a) shall be genuine and valid and shall represent a completed delivery or performance in fulfillment in every respect of the terms, conditions and specifications of a bona fide, uncancelled and unexpired sale or service in the ordinary course of business to a Customer which is not affiliated with Company in full compliance with the specifications of such Customer; (b) Company shall be at the time of delivery or performance the absolute owner of all merchandise and other property involved; (c) Company has not granted and, without Factor’s prior written consent, Company will not hereafter grant to any other Person until all security interests granted hereunder have been terminated, a security interest in, or grant to any other Person any right to purchase, the Factored Accounts; (d) is enforceable for the full amount thereof and will be subject to no dispute or claim by the Customer in whole or in part as to price, terms, quality, quantity, delay in shipment, offsets, counterclaims, contra accounts or any other defense of any other kind and character, real or claimed; (e) will be subject to no discounts, deductions, allowances, offsets, counterclaims or other contra items or to no special terms of payment which are not shown on the face of the invoice thereof; (f) will not represent a delivery of merchandise upon “consignment,” “guaranteed sale,” “sale or return,” “payment on reorder” or similar terms; (g) is payable in

United States Dollars and has been invoiced to the Customer by an invoice that bears notice of the sale and assignment to Factor in compliance with the terms of this Agreement; and (h) will not represent a “pack, bill and hold” transaction unless Company furnishes Factor with a copy of the Customer’s purchase order and has obtained Customer’s agreement to grant Factor a security interest in the merchandise and to pay for the merchandise at the maturity date of the invoice irrespective of whether or not Company has received instructions to deliver the same; (i) Company agrees to notify Factor promptly of any change in the name, corporate structure, or business addresses or location of the Company; (j) All applicable state and federal laws have been complied with in conjunction with all of the Factoring Agreement, as well as all of the transactions arising pursuant to the Factoring Agreement.  Company acknowledges to Factor that the non-compliance with such laws constitutes a breach of this Agreement and would have an adverse impact on the value, enforceability and/or collectability of any Factored Account sold and assigned to Factor pursuant to this Agreement; (k) Company’s legal name is exactly as set forth on the signature page of this Agreement, and Company is duly organized and in good standing in its state of organization and those states in which Company conducts business and shall remain so for so long as this Agreement is in effect; (l) the Factoring Agreement, and the transaction entered into in connection therewith, does not and shall not contravene any applicable statute, law or regulation; (m) the Factoring Agreement correctly sets forth all of the terms of the factoring relationship between Company and the Factor; (n) none of the Accounts Receivable represent sales to consumers of goods to be used for personal, family or household purposes.  Company shall provide Factor with immediate notice of any breach of the Factoring Agreement.

7.           Collateral, No Lien Termination Without Release, Liquidation Success Premium.

7.1           As security for all of the Obligations, Company grants Factor a continuing lien in, and security interest in the collateral described in Exhibit A (being herein referred to as the “Collateral”).  Recourse to the Collateral or any other security shall not at any time be required and Company shall at all times remain liable for the repayment upon demand of all Obligations at any time owing by Company to Factor.  During the term of this Agreement, Company shall not sell or assign, negotiate, pledge or grant any security interest in any of the Collateral to anyone other than Factor, without Factor’s prior written consent. Company agrees that Factor shall have no obligation to perform, in any respect, any contracts relating to any Accounts Receivable. Any reserves or balances to Company’s credit and any other assets, collateral or property of Company in Factor’s possession may be held by Factor as security for any Obligations. Factor may, in its discretion, charge any or all of the Obligations to Company’s account at any time and from time to time.

7.2           In recognition of Factor’s right to have all its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Accounts Receivables and other collateral, notwithstanding payment in full of any deficiency by Company, Factor shall not be required to record any termination or satisfactions of any liens on the Accounts Receivables and Collateral unless the Company has executed and delivered to Factor general releases in a form reasonably acceptable to Factor.  The Company understands that this provision constitutes a waiver of rights under Section 9-513(c) of the UCC.

7.3           If Company substantially ceases operating as a going concern, and the proceeds of the Collateral created after an Event of Default are in excess of the balance due at the time of default, Company shall pay to Factor a liquidation success premium of ten (10%) percent of the amount of such excess.

8.           Invoicing.  All invoices for merchandise sold or services rendered to a Customer shall be prepared by the Company and shall bear a notice that they have been assigned to, are owned by and are payable directly and only to Factor’s Refactor in substantially the form shown on the notice of assignment attached hereto as Exhibit B attached hereto. Upon Factor’s request, Company shall furnish Factor with copies of all invoices, accompanied by duly executed assignment schedules, original shipping or delivery receipts, and such other information or Documents as Factor in its discretion may request from time to time. Company represents and warrants to Factor that it has given or will promptly give, or has caused or will promptly cause to be given, written notification to all Customers of Factor’s purchase and ownership thereof.  In the event that such notification for any reason is not timely provided to a Customer, Factor at its option shall have the right (but no obligation) to provide such notification to such Customer, with the same effect as if such notice had been given directly by Company.  If Company fails for any reason to provide Factor, within two (2) days after a request by Factor, with copies of such invoices (or the equivalent) or such proof of shipment or delivery when requested by Factor for any Factor Risk Account Receivable or fails to provide the Letter of Acceptance or other evidence concerning acceptance of merchandise by the Customer as provided in Section 0, such Factor Risk Account Receivable shall automatically become a Company Risk Account Receivable.  Factor shall have no liability with respect such Company Risk Account Receivable and Company shall immediately reimburse Factor for the amount of any remittances made by Factor to Company thereon.  Each invoice shall bear the terms of sale and no change from the original terms of sale shall be made without Factor’s prior written consent.  Factor reserves the right to mail original invoices to the Customers at Company’s expense; however, mailing, sending or delivery by Factor of a bill or invoice shall not be deemed to be any representation by Factor with respect thereto.

9.           Payment of Accounts Receivable.

9.1           All payments of Accounts Receivable and other payments on behalf of Company received by Factor shall be credited to Company’s Reserve Account.  No check, draft or other instrument received by Factor shall constitute final payment unless and until such check, draft or other instrument shall have been actually collected by Factor in immediately available funds.

9.2           Checks and other proceeds received by Factor in payment of Accounts Receivable will be promptly applied to Company’s account in accordance with Factor’s normal business practice. The Purchase Price with respect to which such remittances have been received and applied by Factor, less any amounts due us hereunder, will be transferred and disbursed to Company as follows: on Monday of the following week (or on the next business day thereafter, if that Monday is not a business day) for payments applied by Factor on Monday or Tuesday of any week, and on Wednesday of the following week (or on the next business day thereafter, if that Wednesday is not a business day) for payments applied on Wednesday, Thursday or Friday of any week. No checks, drafts or other instruments received by Factor will constitute final payment of an Account Receivable unless and until such instruments have actually been collected. At Factor’s option, it may send to Company, at any time and without prior notice to Company, any credit balance in Company’s Funds-In-Use Account.

9.3           The amount of the Purchase Price of any Factor Risk Account Receivable which remains unpaid will be deemed collected and will be credited to Company’s account as of the earlier of the following dates: (a) the date of the Account Receivables longest maturity if any proceeding or petition is instituted or filed by or against the Customer for relief under any federal or state bankruptcy or insolvency law, code or act, or if a receiver or trustee is appointed for the Customer; or (b) as of the last day of the fourth (4th) month following its longest maturity date if such Factor Risk Account Receivable remains unpaid as of such date without the happening of any of the events specified in the preceding clause (a). If any Factor Risk Account Receivable credited to Company’s Reserve Account is not paid for any reason other than the Customer’s financial inability to pay, Factor shall reverse the credit and charge Company’s Reserve Account accordingly and such Account Receivable shall then be deemed a Company Risk Account Receivable.

10.           Remittances.  Without limiting the obligations of Company under Section 0 hereof, all remittances received by Company with respect to all of its Accounts Receivable purchased by Factor shall be held in trust for Factor, and Company shall immediately deliver to Factor the identical checks, drafts, monies or other forms of payment received, and Factor shall have the right to endorse Company’s name on any check, draft or other form of remittance received, where such endorsement is required to effect collection.  Company hereby appoints Factor or such Person as Factor may name as its attorney-in-fact to execute all necessary documents in Company’s name and do all things necessary to carry out this Agreement.  Company ratifies and approves all acts of the attorney and agrees that neither Factor nor the attorney shall be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law.  This power being coupled with an interest is irrevocable as long as Company is indebted to Factor in any manner.

11.           Customer Disputes and Claims.  Company agrees to notify Factor immediately of all returns and allowances and of all disputes with and claims made by Customers and to adjust all such claims and disputes at its own expense, issuing credit memoranda promptly, but subject to Factor’s approval.  Company agrees to issue credit memoranda promptly upon accepting returns or granting allowances, and may continue to do so until Factor has notified Company that such credits or allowances are to be made only after Factor’s prior written approval.  It is Factor’s practice to allow a reasonable time for the settlement of disputes between Company and Company’s Customers without waiving Factor’s right at any time to adjust any claims and disputes on a Factor Risk Account Receivable directly with the Customer and to charge back to the Reserve Account at any time the full amount of the Account Receivable involved.  Factor may at any time charge the Reserve Account the full amount of: (a) any Customer deduction of not more than one hundred dollars; (b) any Factor Risk Account which is not paid in full when due for any reason (real or imaginary) other than the Customer’s financial inability to pay; (c) any Account for which there is a breach of any of Company’s warranties or representations set forth herein; (d) any anticipation deducted by such Customer on any Account; and (e) any Company Risk Account Receivable which is not paid in full when due. Any such charge back shall not be deemed to constitute a reassignment of the Account Receivable, and Factor shall retain a security interest therein as security for all Obligations owing to Factor.

12.           Collection of Accounts; Returned Goods.

12.1           As owner of the Accounts Receivable, Factor shall have the right to (a) bring suit, or otherwise enforce collection, of the Account Receivable in the name of Company or Factor, (b) modify the terms of payment, settle, compromise or release, in whole or in part, any amounts owing, on terms Factor may deem advisable, and (c) issue credits in the name of Company or Factor. Should any goods be returned or rejected by Company’s Customers or otherwise recovered by Company, Company shall segregate and hold such goods in trust for Factor, but at Company’s sole risk and expense.  Company shall also promptly notify Factor and, at Factor’s request, will deliver such goods to Factor, pay Factor the invoice price thereof, or sell such goods at Company’s expense for the purpose of paying Company’s Obligations to Factor.  Once Company has granted or issued a discount, credit or allowance to a Customer on any Account Receivable, Company shall have no further interest therein.  Any remittances received by Company on account of any of the Accounts Receivable shall be held by Company as trustee of an express trust for Factor’s benefit, separate from its own property, and Company shall immediately deliver the same in kind properly endorsed to Factor. Factor may endorse Company’s name on any check, instrument, draft or other document in payment of an Account Receivable. Any payments made to either Company or Factor from, or credits issued to, a Customer shall be applied first to the Factor Risk Accounts Receivable owing by such Customer, irrespective of instructions of the Customer or the invoice dates of such Factor Risk Accounts Receivable or the manner in which payment is made, and Factor shall have recourse to Company to the extent any such payment is made directly to Company.

12.2           At Factor’s request, all, returned, reclaimed or repossessed merchandise, inventory or goods relating to Accounts Receivable, shall be set aside by Company, marked with Factor’s name and held for Factor’s account as owner. If Factor so elects, Company will deliver such goods to Factor or sell same for Factor’s account. Factor shall however have the right to sell or otherwise dispose of any such goods on terms acceptable to Factor without notice to Company or to Customer, or if notice is required by law, five (5) days notice shall constitute reasonable notification. Company agrees to make its records, files and books of account available to Factor on request, and to allow Factor to visit Company’s premises during normal business hours to examine such records, files and books of account and to make copies or extracts thereof, and to allow Factor to conduct such examinations as Factor deems necessary. In the ordinary course, remittances received from Customers shall be applied as specified by the Customer, and if not specified shall be applied first to the oldest invoices due from such Customer. However, as to any Customer financially unable to pay at the maturity of any invoices, if Factor shall have assumed the Credit Risk with respect to only a portion of the indebtedness due or to become due from such Customer, all remittances, distributions, insolvency dividends, recoveries or other payments thereafter received, whether made in the ordinary course or otherwise, shall be applied, pro-rata to the indebtedness then subject to the respective risks of Factor and Company. If at the time of a Customer liquidation, a “split-risk” situation exists, so that there are both Factor Risk Accounts Receivable and Company Risk Accounts Receivable in respect of any such Customer, credit losses shall be borne by each of Factor and Company in the proportion that the amount subject to each party’s respective risks bears to the total amount of the indebtedness outstanding to both of Factor and Company at the time of the first maturing invoice owed by such Customer.

13.           Commissions; Interest.

13.1           Company agrees to pay Factor a commission of one percent (1.0%), in the form of a discount on the face amount of each Account Receivable, whether or not factored hereunder, for the first sixty (60) days or part thereof (the “Initial Commissions”) that such Account Receivable is outstanding.  In no event, however, shall the commission payable for each invoice be less than $7.00.  All commissions due hereunder shall be payable by debit to the Reserve Account.  After the first sixty (60) days that any portion of a Factor Risk Account Receivable or Company Risk Account Receivable has not been Closed and until such Account Receivable is Closed, the commission due to Factor shall be one and one-half percent (1.5%) for each additional thirty (30) day period, or portion thereof that such Accounts Receivable is outstanding, and shall be earned on the first day of such period.

13.2           Interest shall be charged as of the last day of each month based on the face value of all invoices outstanding.  Interest shall be calculated hereunder at a rate of sixteen percent (16.0%) per annum.  All interest is calculated on a 360 day year.

13.3           In no event shall the rate charged hereunder exceed the highest rate permitted under applicable law. In the event, however, that Factor does receive interest hereunder in excess of the highest rate permissible, Company agrees that its sole remedy shall be to seek repayment of such excess, and Company hereby waives any and all other rights and remedies which may be available to it under law or in equity.

14.           Refactoring.  The Company acknowledges and agrees that the Factor may, from time to time, reassign and resell any Account Receivables and the Collateral to (i) CIT Commercial Services, Inc. or any of its successors in interest; (ii) any other factor; or (iii) such other business entity as Factor in its sole discretion may determine (any such entity collectively and severally referred to herein as the “Refactor”).  Pursuant to the terms and conditions of agreements entered into with such Refactor from time to time (the “Refactoring Agreements”), the Company hereby consents to any such resale, reassignment and hypothecation. Company agrees that all agreements, representations, warranties and covenants made by it hereunder shall be deemed to be made both to the Factor and the Refactor, jointly and severally as the context may require and that the term “Factor” as used throughout this Agreement shall in all instances be interpreted to mean “either the Factor or the Refactor or both of them.”  The Company agrees that (i) this Agreement is and shall at all times be subject to the terms, provisions and covenants of the Refactoring Agreements which may now or hereafter affect this Agreement and to any renewals, modifications, replacements or extensions thereof; and (ii) the Refactor may exercise all of the Factor’s rights and remedies hereunder whether or not such rights or remedies have been specifically granted herein to the Refactor.  The Company covenants and agrees that the Refactor, its employees and its agents shall not be liable to it for any act, omission, breach or violation on its part or on the Factor’s part with respect to performance or non-performance of any of the terms and provisions of the Refactoring Agreements, and with respect to performance or non-performance of any of the terms and provisions of this Agreement, or any other agreement between the parties hereto and any indebtedness owing by the Factor to the Company of any kind or nature whatsoever, if any, and that the Company shall look solely to the Factor for enforcement of its rights under this Agreement and the Reassignment Agreements.

15.           Financial Statements and Information; Inspections.

15.1           Company shall furnish Factor with annual financial statements prepared by an independent accountant acceptable to Factor and also furnish on a timely basis interim financial statements and other financial information upon Factor’s request.

15.2           Factor shall have the right at any time to access, review and copy, at Company’s expense, all records and documents relating to any Collateral, and to access and utilize computer hardware and software and other data processing systems used by Company. Company shall maintain, and shall furnish to Factor on request, such other supporting documents and reports with respect to the Factored Accounts as Factor may reasonably request from time to time.  If any of Company’s records or reports in respect of reporting any of the foregoing information are prepared by an accounting service or other agent, Company hereby irrevocably authorizes such service or agent to deliver such records, reports and related documents to Factor, and such accounting service or agent may rely upon a copy of this Agreement as evidencing such authorization without necessity of notice to or further consent by Company.

15.3           Company shall permit any representative of Factor to visit and inspect any of the properties of Company, to examine all books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of Company with its officers, employees, independent public accountants, creditors and depository institutions all at such reasonable times and as often as may be reasonably requested. Company agrees to do all things necessary or appropriate to permit Factor to fully exercise its rights under this Section 0.

16.           Financial Condition.  Company warrants that it is Solvent and shall remain Solvent during the term of this Agreement; that any financial statements delivered to Factor accurately and fairly state Company’s financial condition; that there has been no material adverse change in Company’s financial condition as reflected in the statements since the date thereof nor do the statements fail to disclose any fact or facts which might materially adversely affect Company’s financial condition; and there is no litigation pending or threatened, which taken in the aggregate if adversely determined, can reasonably be expected to have a material adverse affect on Company’s financial condition.

17.           Term of Agreement; Termination.

17.1           This Agreement shall take effect on the date of acceptance by Factor and shall remain in full force and effect until terminated: (a) by Company only as of any Anniversary Date by giving to Factor sixty (60) days prior written notice of termination, (b) at any time by Factor upon the giving of not less than thirty (30) days prior written notice of termination to Company, or, (c) at any time by Factor, without prior notice, upon the occurrence of an Event of Default, as defined herein.

17.2           Company shall indemnify Factor and hold Factor harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Factor (including reasonable attorneys’ fees and expenses) as the result of Company’s failure to observe, perform or discharge any of its Obligations or duties hereunder or under any Factoring Agreement.  In addition, Company shall defend Factor against and save Factor harmless from the actions, demands or claims of any Person with respect to any of the Factored Accounts or any of the other Collateral, except any such actions, demands or claims directly arising from Factor’s willful misconduct or gross negligence.

17.3           In the event that this Agreement is terminated by Company prior to an Anniversary Date by Company, or by Factor as a result of an Event of Default, Factor shall be entitled to the unpaid portion of the minimum factoring commissions which would have been payable to Factor pursuant to Section 13 of this Agreement through such Anniversary Date.

18.           Effect of Termination.  Upon the effective date of termination, all Obligations of Company to Factor shall become immediately due and payable without further notice or demand irrespective of any maturity dates established prior thereto.  However, no such termination shall release or abrogate any security interest held by Factor in any collateral of Company until all of Company’s Obligations to Factor, including commissions, interest and all costs, expenses and attorneys’ fees as herein provided, are paid in full. Company agrees to continue to assign accounts receivable to Factor and to remit to Factor all collections on Accounts Receivable, in accordance with this Agreement, until all Obligations have been paid in full or Factor has been supplied with an indemnity satisfactory to Factor to cover all Obligations. In the event that Factor shall cease to act as factor for Company, Company agrees to furnish Factor with indemnity satisfactory to Factor that will protect Factor against possible charges to Company under the terms of this Agreement and with a release satisfactory to Factor of all claims Company may have against Factor and until Company does so, Factor may hold any balance remaining to Company’s credit in the Reserve Account as security for all Obligations of Company to Factor. Company shall pay Factor upon demand all costs and expenses, including reasonable attorneys’ fees, incurred by Factor to obtain or enforce payment of any Obligations due from Company to Factor or in the prosecution or successful defense of any action or proceeding concerning any matter arising out of or related to this Agreement, the factoring of the Company’s Accounts Receivable by Factor, or any Obligations owing by Company to Factor.

19.           Events of Default; Remedies.

19.1           It is an “Event of Default” under this Agreement (“Event of Default”) if: (i) Company shall default in the payment of any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); (ii) any representation or warranty made in this Agreement or any supplement hereto, or in any other document executed in connection herewith, or any instrument, certification or financial statement furnished in compliance with or in reference hereto or thereto, or in any other agreement between Company and Factor, shall prove incorrect or misleading in any material respect when made or furnished; (iii) Company shall fail or neglect to perform, keep or observe any covenant or agreement contained in this Agreement or any supplement hereto or any other agreement between Company and Factor;  (iv) Company or any guarantor of the Obligations shall file or have filed against it a petition, answer or consent seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official shall be appointed for Company or any guarantor of the Obligations or any substantial part of its or his property, or a meeting of Company’s creditors is called; (v) the occurrence of any event or condition which, alone or when taken together with all other events or conditions occurring or existing concurrently therewith, Factor determines (1) has or may be reasonably expected to have a material adverse effect upon Company’s business, operations, properties, condition (financial or otherwise); (2) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other agreement between Company and Factor; (3) has or may be reasonably expected to have any material adverse effect upon any security for the Obligations, Factor’s liens therein or the priority of such liens; or (4) materially impairs the ability of Company to perform its Obligations under this Agreement or any other agreement between Company and Factor, or the ability of Factor to enforce and collect the Obligations or realize upon any of the security for the Obligations in accordance with the terms of this Agreement or any other agreement between Company and Factor or applicable law; (vi) Company is no longer Solvent, or fails, closes, suspends, or goes out of business; (vii) there is a change (by death or otherwise) in Company’s principal stockholders or owners; (viii) default by Tulare Frozen Foods, LLC California Limited Liability Company, in the  performance of any agreement now or hereafter in effect between the Company and Factor or the Company and Capstone Capital Group I, LLC.

19.2           After the occurrence of an Event of Default which is not waived by Factor, Factor may terminate this Agreement without notice to Company. Factor may remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts Receivable, or Factor may use (at Company’s expense) such of Company’s personnel, supplies or space at Company’s place of business or otherwise, as may be necessary to administer and control the Accounts Receivable or to handle the collection and realization thereon.

15.3           After the occurrence of an Event of Default which is not waived by Factor, Factor may without advertisement, sell, assign and deliver the Accounts Receivable and any goods or other property held by Company or by Factor, for Factor’s account, at public or private sale, for cash, on credit or otherwise at Factor’s sole option and discretion, and Factor may bid or become purchasers at any such sale, free from any right of redemption which is hereby expressly waived by Company. (If notice of intended disposition of any such collateral or goods is required by law, five (5) days notice shall constitute reasonable notification.) The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) shall be applied by Factor to the payment of the Obligations, whether due or to become due in such order as Factor may elect and Company shall remain liable to Factor for any deficiencies. Factor shall also have the right, as of the effective termination date, or as of any immediate termination as described above, if there has been any breach of this Agreement, to notify the postal authorities to change the address on all mail sent to Company to a post office box under Factor’s control; if notice is required by law, five (5) days notice shall constitute reasonable notification.

20.           Lien Perfection.  Company agrees to execute and deliver to Factor all financing statements provided for by the Uniform Commercial Code and all other documents or instruments which may be required by law or which Factor may request to perfect its first priority security interest hereunder and to cooperate with Factor in the filing, recording or renewal thereof, and to pay all filing and recording fees and expenses related thereto, and Company authorizes Factor and any Person whom Factor designates as Company’s attorney with power to sign Company’s name thereon. Company hereby ratifies and confirms any and all financing statements, amendments and continuations with respect thereto heretofore and hereafter filed by Factor pursuant to the foregoing authorization.  This power being coupled with an interest is irrevocable as long as Company is indebted to Factor in any manner. Company shall execute, acknowledge and/or deliver such other Instruments as assurances as may reasonably be requested to effectuate the purposes of this Agreement. At Factor’s option, this Agreement may be filed as a financing statement.

21.           Preferences.   Company shall indemnify and hold Factor harmless from any loss, damage or expense (including attorneys’ fees) incurred by Factor as a result of a claim made at any time against Factor for the repayment or recovery of any amount received by Factor in payment of any Company Risk Account Receivable by the payor or legal representative thereof (including a trustee in bankruptcy or assignee for the benefit of creditors) on the grounds of preference under the provisions of the Bankruptcy Code or any other federal or state insolvency law.  If such claim is ever made against Factor, in addition to all of Factor’s other rights under this Agreement, Company shall pay to Factor on demand the full net face amount of any such Company Risk Account Receivable, or if Factor so elects, Factor shall have the right to charge against the Reserve Account the full net face amount of any such Company Risk Account Receivable, but such charge back shall not be deemed a reassignment thereof.  The provisions of this Section 0 shall survive the termination of this Agreement and the payment in full of the Obligations.

22.           Notices.  Any notices, demands, consents, or other writings or communications permitted or required by this Agreement shall be given by facsimile transmitter, overnight air courier or certified mail, return receipt requested, addressed to the party to be notified as follows:

(a) If to Factor:	Capstone Business Credit, LLC
1350 Avenue of the Americas, 24th Floor
New York, NY 10019
Facsimile No.: 212-755-6833

(b) If to Company:	Tulare Frozen Foods, LLC
650 West Tulare Road
Lindsay, CA 93247
Facsimile No.: 559-562-8303

or to such other address as each party may designate for itself by notice given in accordance with this Section 0.  Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

23.           ACH Authorization.  In order to satisfy any of the Obligations, Factor is hereby authorized by Company to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Company wherever located.

24.           Miscellaneous.

24.1           This Agreement, together with any supplement hereto, contains the entire agreement between the parties, and cannot be modified, altered, changed or amended orally.  This Agreement can be changed only by a writing signed by both Factor and Company. This Agreement is intended solely for the benefit of Factor and Company, and no other person or party (including any guarantor), is intended to be benefited hereby in any way. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.  Failure of Factor to exercise any rights granted to it hereunder upon any breach or default by Company shall not be deemed a waiver thereof in the event of further breaches or defaults.  The remedies of Factor hereunder shall be deemed to be cumulative and not exclusive.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns and shall become effective only from the date of Factor’s written acceptance. This Agreement is made and accepted and shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to conflict of law principles, and Company irrevocably consents and submits to the jurisdiction of state courts of, and federal courts in, the State of New York, for the purpose of any suit, action or proceeding relating hereto. This Agreement binds and benefits both Factor and Company and their respective successors and assigns, provided, however, that Company may not assign this Agreement or its rights hereunder without Factor’s prior written consent. Section headings are for convenience only and are not controlling. The use of “including” means “including without limitation”. If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent, but the remainder will not be invalidated thereby and will be given effect so far as possible.

24.2           Company further represents and covenants that it: (i) is familiar with all applicable anti-money laundering laws and guidelines ("AML Policies") of the United States of America, including the USA Patriot Act; (ii) acknowledges that its transactions with residents of the United States of America are subject to the AML Policies of the United States of America, including the USA Patriot Act; (iii) will make all reasonable efforts to comply with all applicable AML Policies, including, if appropriate, the USA Patriot Act; (iv) acknowledge that Factor’s performance hereunder is also subject to Factor’s compliance with all applicable AML Policies, including the USA Patriot Act; and (v) will identify Company’s ownership, officers, directors and provide such information regarding Company’s business structure as Factor may reasonably require.

25.           WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FACTOR AND COMPANY HEREBY WAIVE, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY SUPPLEMENT HERETO OR ANY OF THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY CLAIM, DEFENSE, RIGHT OF SETOFF OR OTHER ACTION PERTAINING HERETO, OR TO ANY OF THE FOREGOING.

26.           Electronic Data Transmission.  Factor may authorize Company to send to Factor or receive from Factor assignments, invoices, credit memoranda, credit approval requests, credit approvals, and other reports to be delivered to or transmitted by Factor under this Agreement by electronic means (each, an “Electronic Transmission”).  Any documents authorized by Factor to be sent by Electronic Transmission shall be deemed (a) to have been transmitted by a Person duly authorized to do so, and (b) to have been received by the Person for whom such documents were intended on the actual date of receipt of such documents, unless such day is not a business day, in which event such documents shall be deemed to have been received on the first business day following actual receipt. Each party may rely upon, and assume the authenticity of, any signatures contained in any documents Factor authorizes to be transmitted by Electronic Transmission, and such signatures shall have the same effect and weight as original signatures and shall be sufficient to satisfy the requirements of the Uniform Commercial Code or any applicable statute, rule of law, or rule of evidence.  Electronic Transmissions which are not readily capable of bearing either a signature or a reproduction of a signature (e.g., e-mail transmissions) shall be deemed signed, for purposes of the Uniform Commercial Code and all other rules of law and evidence, if they contain the name or an abbreviation of the name of the party sending the Electronic Transmission, it being agreed that such name or abbreviation serves as a symbol adopted by the sender with the intent to authenticate such writing. On the request of either party, the other party shall immediately confirm the receipt of any documents transmitted by Electronic Transmission. The sender of any documents transmitted by Electronic Transmission shall maintain backup paper documents for such documents until at least the third anniversary of the date of the termination of this Agreement and shall, on request of the receiving party, furnish such backup paper documents within two business days of the receipt of a request therefor.  Each party may rely upon documents authorized by Factor to be sent by Electronic Transmission to the same extent as if original documents had been personally delivered.

27.           Fees.  Company agrees to remit to Factor:

27.1           The fees set forth herein in the amounts and on the dates set forth herein and authorizes Factor to collect such fees on their respective due dates by charging Company’s Reserve Account;

27.2           Any Misdirected Payment Fee immediately upon its accrual;

27.3           The Missing Notation Fee on any invoice that is sent by Company to a Customer which does not contain the notice as required by Exhibit B hereof;

27.4           Any charges or expenses charged by Factor for any Factor Risk Accounts Receivable or Company Risk Accounts Receivable where the account debtor is located in a country other than the United States;

27.5           All surcharges or other fees as set forth in the Customer Surcharge Letter Agreement.

27.6           All past due amounts due from Company to Factor hereunder; and

27.7           All costs and expenses incurred by Factor in connection with or in any way related to: (i) this Agreement or (ii) the preparation, execution, administration and enforcement of this Agreement, including all reasonable fees and expenses attributable to the services of Factor’s attorneys (whether in-house or outside), search fees and public record filing fees; provided, however, that with respect to the preparation and execution of this Agreement, Company shall not be required to pay any legal fees.

27.8            The out-of-pocket expenses directly incurred by Factor in the administration of this Agreement such as: (a) special reports prepared by Factor at Company’s request; (b) wire transfers at $15.00 each, (c) postage; and (d) audit fees.

27.9           In the event that Factor collects amounts owing on Company Risk Accounts Receivable, in addition to the foregoing charges, expenses incurred by Factor as a result of Customer checks that are not paid upon presentment for any reason.

28.           Special Covenants.  For so long as any of the Obligations are outstanding, Company covenants that, unless otherwise consented to by Factor in writing, it shall comply with the covenants set forth in Schedule A attached hereto.

29.           Clearance Days.  For all purposes under this Agreement, Clearance Days will be added to the date on which Factor receives any payment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

TULARE FROZEN FOODS, LLC By: Name: John R. Rice, III Title: President
Accepted by Factor: CAPSTONE BUSINESS CREDIT, LLC By: Name: Joseph F. Ingrassia Title: Managing Member

EXHIBIT A
to
Factoring Agreement
1.           Description of Collateral:

(a)           All inventory and goods, including without limitation, all inventory and goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process, finished goods, goods in transit, advertising, packaging and shipping materials, and all designs, creations, patterns, styles, samples and all other material and supplies (collectively, the “Inventory”);

(b)           All documents, including without limitation, documents of transport, payment and title relating to any of the foregoing and all such other documents as are made available to Company for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange;

(c)           All rights, claims, rights of offset, rights of return, actions and causes of action against any Person, including without limitation, those arising out of the purchase by Company of any of its Inventory including, without limitation, the supplier orders, and all rights of stoppage in transit, replevin, reclamation and rights of any unpaid vendor or as a lienor;

(d)           All equipment, machinery, fixtures, trade fixtures, vehicles, furnishings, furniture supplies, materials, tools, machine tools, office equipment, appliances, apparatus, dies, jigs, and chattels; trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessories thereto;

(e)           All of Company’s now owned or hereafter acquired General Intangibles, including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature;

(f)           All of Company’s now owned or hereafter acquired Accounts and contract rights, Instruments, insurance proceeds, Documents, Chattel Paper, letters of credit and Company’s rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Company (“Receivables”), all proceeds thereof and all files in which Company has any interest whatsoever containing information identifying or pertaining to any of Company’s Receivables, together with all of Company’s rights to any merchandise which is represented thereby, and all Company’s right, title, security and guarantees with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor;

A-1

(g)           All of Company’s now owned and hereafter acquired investment property, including, without limitation, securities (whether certificated or uncertificated, securities entitlements, securities accounts, commodities accounts, and commodities contracts;

(h)           All representations, liens on real or personal property, leases and other agreements and property which in any way secures or relates to the foregoing, or are acquired for the purpose of securing and enforcing any item thereof;

(i)           (1) all cash held as collateral to the extent not otherwise constituting collateral, all other cash or property at any time on deposit with or held by Lender for the account of Company (whether for safekeeping, custody, pledge, transmission or otherwise), (2) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Company with Lender any other Person including those to which any such cash may at any time and from time to time be credited, (3) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (4) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts;

(j)           All Instruments, Chattel Paper, Documents, and contract rights and other rights, irrespective of when acquired; and

(k)           All proceeds, insurance proceeds, products and accessions of or to any and all of the foregoing, and all collateral and security for, and guarantees of, any and all of the foregoing, and all books and records relating to any and all of the foregoing (including without limitation, any and all microfilm, microfiche, computer programs and records, source materials, tapes and discs) and all equipment containing said books and records.

A-2

EXHIBIT B

TO

FACTORING AGREEMENT

“This invoice has been sold and assigned to CAPSTONE BUSINESS CREDIT, LLC  (“Company”), and has been reassigned by Company to The CIT Group/Commercial Services, Inc., by whom it is now owned and to whom it is exclusively payable at the following address:

The CIT Group/Commercial Services, Inc.
POST OFFICE BOX 1036
Charlotte, NC 28201-1036

Prompt notice must be given to The CIT Group/Commercial Services, Inc., of any merchandise returns and any claims or disputes whether based on shortages, non-delivery, offsets or any other claim.”

B-1

EXHIBIT C

Letter Of Acceptance

[Attached]

Capstone Business Credit, LLC

1350 Avenue of the Americas, 24th Floor
New York, NY 10019
Tel: 212 755 3636
Fax: 212 755 6833
e-mail: crice@capstonetrade.com

Mr. John Doe
Controller
Name of Company
Address
City, State, Zip

RE:

PO Number       PO Date    Invoice Number     Invoice Date    Terms    Invoice Amt.

Dear Mr. Doe,

We are a finance company and assignee for the above named entity, providing funding during a period of rapid growth and expansion.  Attached is a letter from that company authorizing all payments to be sent directly and solely to Capstone Business Credit, LLC.

By signing at the bottom and returning this letter to us by fax, you will acknowledge to us both your understanding of the foregoing, and the correctness of the above invoice numbers pursuant to the terms immediately above your signature.

Sincerely,

Joseph F. Ingrassia
Managing Member

The undersigned acknowledges to Capstone Business Credit, LLC that the above invoice amounts are correct and owing: that the work and/or merchandise has been completed and accepted and that there are not now nor will there be, any setoffs beyond 10% of the invoice amount(s); and that there will be no claims against the funds paid.  Neither Capstone nor its agents have made any representations except as herein set forth.  This estoppel is not subject to modification.  New York law shall apply hereto.

Authorized Signature _________________________           Title _______________________

C-1

EXHIBIT D
Customer Surcharge Letter Agreement
[Attached]

Customer Surcharge Letter Agreement

Date:________________

We refer to the Discount Factoring Agreement between Capstone Business Credit, LLC, a Delaware entity (“Factor”) and Tulare Frozen Foods, LLC, a California entity (“Company”), as supplemented and amended (the “Agreement”).  Capitalized terms used herein without definition shall have the meanings as ascribed to them in the Agreement.

This shall confirm out mutual understanding and agreement that, notwithstanding anything to the contrary contained in the Agreement, all Accounts Receivable of Company arising from Company’s sales to any of the Customers listed on the Schedule A attached hereto (the “Schedule”) and their respective divisions, trade names, affiliates and subsidiaries including, but not limited to, those listed on the Schedule (collectively, the “Selected Customers”; all such Accounts Receivable of Selected Customers being referred to herein as “Selected Customer Accounts”) shall be subject to the following express terms and conditions:

A.	Only those sales to the Selected Customers that are made by Company on terms of sale which do not exceed the terms listed on the Schedule will be eligible for credit approval under the Agreement.

B.
Factor will charge Company’s account with a surcharge based on the gross face amount of each Selected Customer Account approved by Factor as to credit whose terms of sale do not exceed the days listed, at the Surcharge Rate applicable to the Selected Customer involved, as set forth on the Schedule.  The surcharge shall be in addition to any other fees or commissions Factor is entitled to charge Company under the Agreement, and shall be due and charged to Company’s account in the same manner as factoring fees or commissions are charged there under, and shall not be included in the calculation of any minimum fees or commissions under the Agreement.

C.
Company shall continue to request credit approvals from Factor’s credit department on all orders from each Selected Customer as per the Agreement.  Any Selected Customer Account whose terms of sale exceed the terms listed on the Schedule, or which has not been credit approved by Factor, shall be a Company Risk Account Receivable.

D.
All payments that Factor receives from any Selected Customer prior to the   commencement of any liquidation of all or substantially all of its assets, or prior to the commencement by or against it of any case under Chapter 7 or Chapter 11 (as applicable) of the Bankruptcy Code (herein a “Liquidation”), shall be applied by Factor in accordance with Factor’s normal procedures.  If at the commencement of a Liquidation with respect to any Factor Risk Account Receivable, then any dividends or other payments that Factor receives relating to any such Factor Risk Account Receivable shall be applied in reduction of the outstanding amounts of all such Factor Risk Account Receivable at Company’s and Factor’s Credit Risk, in proportion to the percentage of Company’s and Factor’s Credit Risk on such Selected Customer Accounts.

Exhibit D-2

E.	It is understood that the Schedule will be amended from time to time.

Except as herein specifically provided, the Agreement remains in full force and effect in accordance with its terms.

Tulare Frozen Foods, LLC

By:
Name: John R. Rice, III
Title:   President

Capstone Business Credit, LLC

By:
Name:  Joseph F. Ingrassia
Title:    Managing Member

Exhibit D-2

Schedule A to
Customer Surcharge Letter Agreement

Customer Name (and any and all trade names, divisions, subsidiaries and affiliates)	CIT Customer Number	Terms	Surcharge Rate

Schedule A to Exhibit D

SCHEDULE A

TO FACTORING AGREEMENT

Special Covenants

1.
No Material Change or Change of Control. Absent prior written consent from Factor, Company shall not (a) make or permit any material change in the nature of its business as carried on as of the date hereof, or (b) allow to occur a Change of Control.

“Change of Control” shall mean, on or after the date hereof, any change in the composition of Company’s stockholders existing as of the date hereof which would result in any stockholder or group acquiring 20% or more of any class of the capital stock of Company, or that any Person or entity (or group of Persons or entities acting in concert) shall otherwise acquire, directly or indirectly, the power to elect a majority of the Board of Directors of Company or otherwise direct the management or affairs of Company by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

2.
Negative Pledge.  Company shall not create, incur, assume or permit to exist any lien upon or with respect to any Collateral now owned or hereafter acquired by Company, except for liens in favor of Lender or Factor.

Schedule A